UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2026

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310 Englewood, CO 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 6, 2026 (the “Effective Date”), Gevo, Inc. (the “Company”), through direct and indirect subsidiaries, completed a refinance transaction with entities affiliated with Orion Infrastructure Capital. The refinance transaction included entering into an Amendment (as defined below) to the Existing Credit Agreement (as defined below), which permitted and financed the redemption of the Bonds (as defined below) issued for the benefit of the RNG Project Company (as defined below). Upon the redemption of the Bonds, approximately $35,800,000 of restricted cash associated with the Bonds was released to the Company. Concurrently with the execution of the Amendment on the Effective Date, certain subsidiaries of the Company entered into a Working Capital Facility (as defined below), which provides a revolving credit facility of up to $20,000,000 to such subsidiaries of the Company.

Amendment to Credit Agreement

On the Effective Date, Gevo North Dakota Operations, LLC, a Delaware limited liability company (“Operations Company”), Gevo Intermediate HoldCo, LLC, a Delaware limited liability company (“Holdings”), Net-Zero North Holdco, LLC, a Delaware limited liability company (“NZ North”), Richardton CCS, LLC, a Delaware limited liability company (“RCCS”), and Net-Zero Richardton, LLC, a Delaware limited liability company (“NZ Richardton” and together with Operations Company, Holdings, and RCCS, the “Existing Guarantors” and the Existing Guarantors together with NZ North, the “Existing Loan Parties”), each a direct or indirect subsidiary of the Company, entered into that certain Omnibus Amendment Agreement (the “Amendment”) by and among, NZ North, as the existing borrower, the Existing Guarantors, Gevo Operating Holdings, LLC, a Delaware limited liability company (the “Loan Borrower”), Gevo RNG Holdco, LLC, a Delaware limited liability company (“RNG Holdco”), Gevo NW Iowa RNG, LLC, a Delaware limited liability company (“RNG Project Company” and together with the Loan Borrower and RNG Holdco, the “New Loan Parties”), each lender party thereto (collectively, the “Lenders” and individually, a “Lender”), OIC Investment Agent, LLC, in its capacity as the administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) and Orion Energy Partners TP Agent, LLC, in its capacity as the sub-administrative agent.

The Amendment modifies the existing Credit Agreement, dated as of January 31, 2025, by and among the Existing Loan Parties, the Administrative Agent, the Collateral Agent, and the lenders party thereto (the “Existing Credit Agreement” and as modified by the Amendment, the “Credit Agreement”) to, among other things: (i) add a new commitment by the Lenders to provide incremental loans in an aggregate principal amount equal to $70,000,000 (the “Incremental Loans”), subject to the satisfaction of customary funding conditions, (ii) join the New Loan Parties to the Credit Agreement, (iii) designate the Loan Borrower as a new borrower under the Credit Agreement, and (iv) add NZ North as a guarantor and release it as a borrower under the Credit Agreement. All Existing Guarantors, including NZ North, reaffirmed their guarantees and security interests under the Existing Credit Agreement. The New Loan Parties granted a first-lien security interest, subject only to reasonable and customary permitted liens and encumbrances, in all of such New Loan Party’s tangible and intangible assets, including a pledge of all equity interests owned by such New Loan Party. As additional consideration for the Incremental Loans, Holdings issued certain of its Class B Units to specified lenders and co-investors.

The proceeds of the Incremental Loans are expected to be used for, among other things, the repayment of all indebtedness in connection with the redemption and discharge of existing bonds issued for the benefit of RNG Project Company. The Incremental Loans are secured by a first priority lien on the collateral, subject to certain permitted liens and the terms of an intercreditor agreement between the Working Capital Lender (as defined below) and the Administrative Agent.

There are no material relationships between the Administrative Agent and the other lenders under the Credit Agreement with the Company and its subsidiaries other than in respect of the Credit Agreement and certain minority equity investments in Holdings, a subsidiary of the Company.

Except as set forth in the Amendment, the Incremental Loans are subject to the terms of the Existing Credit Agreement, which was previously disclosed on the Company’s Current Report on Form 8-K filed on February 3, 2025. The foregoing descriptions of the Existing Credit Agreement and the Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the Existing Credit Agreement and the Amendment, copies of which are filed herewith as Exhibits 10.1 and 10.2, and are incorporated herein by reference.

Credit and Security Agreement

On the Effective Date, NZ Richardton, RCCS, and Operations Company (collectively, the “Facility Borrowers”), with NZ North as guarantor, entered into a Credit and Security Agreement (the “Working Capital Credit Agreement”), dated as of the Effective Date, with The Huntington National Bank as lender (the “Working Capital Lender”) and as issuer of letters of credit, providing for a working capital revolving credit facility of up to $20,000,000 (the “Working Capital Facility”).

Availability under the Working Capital Facility is determined by a borrowing base calculated as a percentage of eligible accounts receivable and eligible inventory of the Facility Borrowers, subject to the maximum amount of the Working Capital Facility, and the aggregate principal amount of advances outstanding under the facility may not exceed such availability. The facility also permits the issuance of letters of credit in an aggregate stated amount not to exceed $1,000,000 at any time.

Borrowings under the Working Capital Facility bear interest, at the Facility Borrowers’ option, at either (i) the Adjusted Term SOFR for an interest rate period specified by the Facility Borrowers plus an Applicable SOFR Rate Margin of 2.75% per annum or (ii) an Alternate Base Rate plus an Applicable Base Rate Margin of 0.75% per annum. The Alternate Base Rate is defined as the greatest of (a) the prime rate, (b) the federal funds rate plus 0.50%, (c) Adjusted Term SOFR for a one-month period plus 2.00%, or (d) 3.00%. The facility is also subject to an unused commitment fee of 0.375% per annum on the average daily unused portion of the commitment. The facility provides for customary letter of credit fees and other fees and expenses. Interest is payable in arrears, in the case of borrowings bearing interest based on Adjusted Term SOFR, at the end of the applicable interest period, and, in the case of borrowings bearing interest based on the Alternate Base Rate, on the first day of each calendar month.

The Working Capital Facility matures on the Facility Termination Date, at which time all outstanding obligations become due and payable in full, subject to earlier prepayment as provided in the Working Capital Credit Agreement. The “Facility Termination Date” is defined as the earlier of (a) February 6, 2031, or (b) three months prior to the maturity date of the Credit Agreement.

The Facility Borrowers’ obligations under the Working Capital Facility are secured by a first priority lien on all working capital priority collateral of the Facility Borrowers and NZ North, including accounts, inventory, equipment, deposit accounts, and other personal property, and a second priority lien on term loan priority collateral, in each case subject to permitted encumbrances and the terms of an intercreditor agreement between the Working Capital Lender and the Administrative Agent.

The Working Capital Credit Agreement also contains customary affirmative and negative covenants, events of default, mandatory prepayments, conditions precedent, representations, and warranties. NZ North, as guarantor, has provided a guaranty of the Facility Borrowers’ obligations under the Working Capital Credit Agreement. The Facility Borrowers are subject to compliance, as of the end of each quarter, with a minimum fixed charge coverage ratio of not less than 1.10 to 1.00, calculated on a consolidated basis as of (i) March 31, 2026, based on a rolling three-quarter period, and (ii) for each quarter after, based on a rolling four-quarter period.

The Working Capital Lender may have performed and may continue to perform commercial banking and financial services for the Company and its subsidiaries for which they have received and will continue to receive customary fees.

The foregoing descriptions of the Working Capital Credit Agreement and Working Capital Facility do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Working Capital Credit Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On the Effective Date, the Company caused the redemption in full of certain bonds originally issued for the benefit of RNG Project Company, including (i) $40,000,000 aggregate principal amount of the Iowa Finance Authority Solid Waste Facility Refunding Revenue Bonds (Gevo NW Iowa RNG, LLC Renewable Natural Gas Project), Series 2025A (the “Series 2025A Bonds”) and (ii) the remaining $28,155,000 aggregate principal amount of the Iowa Finance Authority Solid Waste Facility Revenue Bonds (Gevo NW Iowa RNG, LLC Renewable Natural Gas Project), Series 2021 (Green Bonds) (the “Series 2021 Bonds” and, together with the Series 2025A Bonds, the “Bonds”), which were previously disclosed in the Company’s Current Reports on Form 8-K filed on July 10, 2025 and April 1, 2024, respectively.

The Bonds were redeemed and paid in full, including accrued and unpaid interest and a prepayment premium for the Series 2025A Bonds of $6,434,100, in accordance with the terms of the applicable bond indenture. In connection with such redemption, all obligations of the Company and its subsidiaries under the related financing documents have been satisfied and discharged, and all liens and security interests granted to secure the Bonds have been released. Following such redemption, the bond indentures and related financing documents were terminated and are of no further force or effect.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 11, 2026, the Company announced the execution of the Amendment and Working Capital Facility. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Credit Agreement, dated as of January 31, 2025, by and between the Net-Zero North HoldCo, LLC, OIC Investment Agent, LLC, as administrative agent for the Lenders, and the other parties thereto (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on February 3, 2025)
10.2	Omnibus Amendment Agreement, dated as of February 6, 2026
10.3*	Credit and Security Agreement, dated as of February 6, 2026
99.1	Press Release, dated February 11, 2026
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: February 11, 2026	By:	/s/ E. Cabell Massey
E. Cabell Massey
Vice President, Legal and Corporate Secretary